8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

EXHIBIT 99.1

The CATO Corporation

NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

John R. Howe

Executive Vice President

Chief Financial Officer

InvestorRelations@catocorp.com

THE CATO CORPORATION

ANNOUNCES A 55% INCREASE IN QUARTERLY DIVIDEND

CHARLOTTE, N.C. (August 27,

2021)

–– The Board of Directors of The Cato Corporation (NYSE:
CATO)

declared a regular quarterly dividend of $0.17 per share.

The dividend will be payable on
September 27, 2021 to shareholders of record on September 13, 2021.

The $0.17 dividend, or $0.68 on an annualized basis, is an increase of 55% above the current dividend of $0.44, and represents an annualized yield of 4.1% at the closing market price on August
26, 2021.

The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three concepts, “Cato,” “Versona” and “It’s

Fashion.”

The Company’s Cato stores offer
exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise found in its Cato stores at
www.catofashions.com.

Versona is a unique fashion destination offering apparel

and accessories
including jewelry, handbags and

shoes at exceptional prices every day.

Select Versona merchandise
can also be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest
trendy styles for the entire family at low prices every day.

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